Exhibit (16)(c)

MERIDIAN FUND, INC

POWER OF ATTORNEY

The undersigned Director of the Meridian Fund, Inc., hereby constitutes, appoints, and authorizes each of David Corkins, Rick Grove and Derek Mullins or any of them, as attorney-in-fact, to sign, execute and deliver on his behalf, individually and in his capacity as Director, any Registration Statement on Form N-14 and any amendment thereto (including pre and post-effective amendments) relating to the reorganization of the Jordan Opportunity Fund, a series of Professionally Managed Portfolios, with and into the Meridian Equity Income Fund, a series of the Meridian Fund, Inc., and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

This Power of Attorney shall be revocable with respect to the undersigned at any time by a writing signed by the undersigned and shall terminate automatically with respect to the Registrant if the undersigned ceases to be a director of the Registrant.

Dated: March 3, 2015

Signature

/s/ Michael S. Erickson
Michael S. Erickson, Director